UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2006

SLM CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	File No. 001-13251	52-2013874
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12061 Bluemont Way, Reston, Virginia		20190
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: (703) 810-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into Material Definitive Agreements

Executive Compensation

At its meeting on January 26, 2006, the Compensation and Personnel Committee of the Board of Directors of SLM Corporation (the “Compensation Committee”), in consultation with the Board of Directors, took the following actions regarding executive compensation.

2006 Base Salaries for Named Executive Officers

The Compensation Committee set 2006 base salaries for the Corporation’s Named Executive Officers for 2005 (“NEOs”) as set forth below.

NEO	2006 Base Salaries

Albert L. Lord, Chairman, Chief Executive Officer through May 31, 2005	$100,000
Thomas J. Fitzpatrick, Chief Executive Officer, effective June 1, 2005	$750,000
C.E. Andrews, Executive Vice President	$400,000
Kevin Moehn, Executive Vice President	$350,000
June M. McCormack, Executive Vice President	$400,000
John F. Whorley, Executive Vice President	$400,000

2006 Annual Bonus Plan

The Compensation Committee established the performance bonus plan for 2006 under the shareholder-approved SLM Corporation Incentive Plan. NEOs and other members of executive management are eligible to participate in the plan. The maximum award that may be earned by any individual is the lesser of $5 million, an amount set forth in the SLM Corporation Incentive Plan, and 1 percent of the Corporation’s “core” net income for the year, except that the maximum bonus amount set for the Chief Executive Officer is four times his base salary. The maximum bonus amount for other executive officers ranges from 3.5 to 2.5 of their base salaries. The Compensation Committee will use its discretion to make actual awards based on a common set of corporate goals and a personalized set of individual performance assessments. Overall assessments are more weighted towards individual performance than corporate performance.  Individual performance accounts for up to 80 percent of the total bonus for senior vice presidents and up to 87.5 percent for the Chief Executive Officer.

Corporate performance goals were set by the Compensation Committee after consideration of the 2006 business plan. The goals are directly related to key components of the 2006 business plan and, except for the preferred channel loan origination volume growth goal, are set at a higher level. Thus, in order to achieve the corporate performance goals of the 2006 Bonus Plan, the 2006 business plan goals need to be exceeded. Five separate performance goals were set and weighted to reflect their importance. These corporate measures and their relative weighting in the overall performance score are as follows:

Corporate Goals	Weighting

“Core” earnings per share growth	25%
Preferred channel loan origination volume growth	20%
Fee income growth	20%
Operating expense control	20%
Cost of funds for new debt issuances	15%

Individual performance goals vary by position and include goals set within various business units.

At least 40 percent of each executive officer’s annual bonus will be awarded in the form of SLM common stock.

Stock-Based Compensation Awards

As set forth in the employment agreement between the Corporation and Mr. Thomas J. Fitzpatrick, dated June 1, 2005, (the “Employment Agreement”), the Compensation Committee granted Mr. Fitzpatrick options to purchase one million shares of the Corporation’s common stock (the “Options”) and 100,000 restricted stock units (“RSUs”) on January 26, 2006.  The material terms and conditions of the Options and the RSUs are as set forth in the Corporation’s proxy statement dated April 11, 2005 and in the Corporation’s Form 8-K filing dated May 25, 2005.

On January 26, 2006, the Compensation Committee approved a form of award of performance stock (the “Performance Stock”) for certain executive management.  The material terms of the Performance Stock awards are as follows.  Up to 25 percent of the Performance Stock will vest upon the later of the first anniversary of the grant date and the date that the Corporation announces its 2006 fiscal year results and the number of shares vesting will be based on the extent to which the Corporation achieves its “core” earnings target for the 2006 fiscal year; up to 25 percent will vest upon the later of the second anniversary of the grant date and the date that the Corporation announces its 2007 fiscal year results and the number of shares vesting will be based on the extent to which the Corporation achieves its “core” earnings target for the 2007 fiscal year; and up to 50 percent, plus any Performance Stock that remains unvested under the 2006 and 2007 vesting targets, will vest upon the later of the third anniversary of the Grant Date and the date that the Corporation announces its 2008 fiscal year results and the number of shares vesting will be based on the extent to which the Corporation achieves its “core” earnings target for the 2008 fiscal year.  The extent of vesting of Performance Stock based on under achievement of the 2006 and 2007 “core” earnings targets and the extent of vesting of any remaining unvested Performance Stock based on under or over-achievement of the 2008 “core” earnings target will be interpolated on a straight-line basis.  For example, if 90 percent of the target is achieved, 90 percent of the Performance Stock eligible to become vested will vest.  Shares of unvested Performance Stock will be forfeited upon the executive’s termination of employment, unless the reason for the termination of employment is Involuntary Termination due to Job Abolishment/Layoff, Death, Disability or Change in Control, in each case as those terms are defined in the SLM Corporation Incentive Plan.  Dividends declared on unvested shares of Performance Stock will be paid to the holder of the Performance Stock.

Director Compensation

At its meeting on January 26, 2006, the Board of Directors of SLM Corporation determined compensation for the independent directors for the 2006 calendar year.  The standard compensation arrangement is a $70,000 cash payment, to be paid upon election to the Board in May 2006, and a grant of 9,530 options covering the Corporation’s common stock, granted on January 26, 2006. Compensation for the Lead Independent Director and

the Chair of the Audit Committee is greater in recognition of the additional responsibilities of these positions. The standard compensation arrangement for the Lead Independent Director and Chair of the Audit Committee is $87,500 and a grant of 11,920 stock options.

Alternatively, directors may elect all-equity compensation in the form of stock options. This alternative compensation arrangement is a grant of 15,250 options for directors, except 19,070 Options may be granted to the Lead Independent Director and the Chair of the Audit Committee in recognition of the additional responsibilities for these positions.

Options granted in 2006 vest upon the later of: 1) the Corporation’s common stock reaching a closing price of a 120 percent increase over the grant price for five trading days; or 2) separation from service from the Board, whichever occurs first. To the extent not already vested, the options also vest on the fifth anniversary of their grant date. The options are cancelled if the director is not elected to the Board at the annual shareholders’ meeting set for May 18, 2006.

Directors are eligible to participate in the Corporation’s matching gift program. Under the matching gift program the Corporation contributes three dollars for each dollar contributed by a director to post-secondary educational institutions, up to a total contribution by the Corporation of $100,000 per year. The Corporation contributes two dollars for each dollar contributed to a primary or secondary educational institution, or a civic, community, health or human service organization, up to a total contribution by the Corporation of $25,000 per year. The Corporation contributes one dollar for each dollar contributed to an arts or cultural organization, the United Way, or a federated campaign, up to a total contribution by the Corporation of $10,000 per year. Notwithstanding the above limits for each category, aggregate matching contributions by the Corporation are limited to $100,000 per director in any single plan year.

The Corporation’s independent directors are provided with $50,000 of life insurance, are reimbursed for their and their spouses’ expenses incurred in connection with attending Board meetings, are covered by a travel insurance plan while traveling on corporate business and may receive a $1,500 per diem payment for additional work.

In recognition of the time commitment made to assist the Board in service on a special committee, Messrs. Porter, Diefenderfer, Hunt and Schoellkopf were awarded a cash payment of $7,500 each on January 26, 2006.

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On a Form 8-K, filed on August 3, 2005, the Corporation disclosed that C.E. Andrews assumed responsibilities as principal financial officer.  On January 26, 2006, the Board of Directors of the Corporation appointed C. E. Andrews, Executive Vice President and Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLM CORPORATION

	By:	/s/ ROBERT S. LAVET

	Name:	Robert S. Lavet
	Title:	Senior Vice President
and General Counsel

Dated: February 1, 2006